UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 8, 2013

NATUREWELL, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Commission File Number)	0-26108 (Commission File Number)	94-2901715 (IRS Employer Identification No.)

110 West C Street, San Diego, California 92101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (619) 237-1350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding NatureWell, Incorporated's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Naturewell, Incorporated's actual results to differ from management's current expectations are contained in its filings with the Securities and Exchange Commission. NatureWell, Incorporated undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2013, Naturewell, Incorporated (the "Company") entered into a Settlement Agreement and Mutual General Release (the "Agreement") with its largest senior secured creditor, Dutchess Advisors LLC ("Dutchess"). Pursuant to the terms of the Agreement, Dutchess agreed to exchange four (4) senior secured notes issued to it by the Company, for which there was an aggregate remaining balance due, including all accrued and unpaid interest and/or penalties, if any, in the amount of approximately $3,076,821 as of February 20, 2013 (the "Effective Date"), into 195,026 shares of the Company's Series G Convertible Preferred Stock (see also Items 3.03 and 5.03). The four Dutchess notes were as follows: (i) one senior secured note with an original face value of $300,000, which had accrued interest in the amount of $107,872 as of the Effective Date, thus having a total amount due of $407,872 as of the Effective Date; (ii) one senior secured note with an original face value of $1,883,000, which had accrued interest in the amount of $731,252 as of the Effective Date, thus having a total amount due of $2,614,252 as of the Effective Date; (iii) one senior secured note with an original face value of $25,000, which had accrued interest in the amount of $9,436 as of the Effective Date, thus having a total amount due of $34,436 as of the Effective Date; and (iv) one senior secured note with an original face value of $15,000, which had accrued interest in the amount of $5,261 as of the Effective Date, thus having a total amount due of $20,261 as of the Effective Date. The foregoing four (4) senior notes have a combined total amount due as of the Effective Date of $3,076,821.

On March 8, 2013, the Company entered into a Settlement Agreement and Mutual General Release with Naturewell, Incorporated, a Nevada corporation ("NWNV"), to settle an outstanding payable owed by the Company to NWNV in the amount of $7,859 (the "Amount Due"). The Amount Due was comprised primarily of unreimbursed costs and expenses that NWNV had incurred on behalf of the Company. The Company's Chief Executive Officer, James R. Arabia, is also the CEO of NWNV. In exchange for the extinguishment of the Amount Due the Company issued to NWNV 15,720 shares of its Series G Convertible Preferred Stock.

The foregoing Agreements also contain a full mutual general release between the parties and each of their respective affiliated parties. The Agreement is attached as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 above, in connection with the Agreement, the Company and Dutchess terminated four (4) senior secured notes previously issued to Dutchess by the Company.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Agreements described in Item 1.01 above, the Company issued a total of 210,746 shares of its Series G Convertible Preferred Stock to Dutchess and NWNV. Based on Dutchess' and NWNV's sophistication and pre-existing involvement with the Company, as well as the nature of the transaction, the issuances are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder.

Item 3.03 Material Modification to Rights of Security Holders

Effective March 8, 2013, the Board of Directors of the Company authorized the creation of a new Series G Convertible Preferred stock (the "Series G Preferred Stock"). The Series G Preferred Stock is more fully described in Item 5.03 below. A copy of the certificate of designation, describing the rights, privileges and preferences for the Series G Preferred Stock is attached as Exhibit 10.3.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 3.03 above, pursuant to Article Fourth of the Company's Certificate of Incorporation, the Company's Board of Directors has authorized the creation of up to 4,000,000 shares of Series G Preferred Stock, each share having the rights, privileges and preferences outlined below:

●	Par value $.01 per share.
●	No liquidation preference.
●	Senior to the common stock.
●	Voting rights equal to 1 vote for each share of Common Stock that the Series G Preferred Stock is entitled to convert into at the time of such vote.
●

Each share is convertible into 84,840 shares of common stock, subject to a proportionate adjustment (either up or down) upon the common stock undergoing a reverse split, stock split, reclassification, recapitalization, reduction of capital stock, subdivision or otherwise.

●

The Company has the right to require the conversion of the Series G Preferred Stock into common stock at any time following such time that the Company has adequate number of authorized and unissued common shares available to facilitate the conversion of all Series G Preferred Stock outstanding at the time of such forced conversion.

●	No annual dividend is required to be paid on the Series G Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are attached hereto.

Exhibit Number	Description
10.1	Settlement Agreement and Mutual General Release between the Company and Dutchess.
10.2	Settlement Agreement and Mutual General Release between the Company and NWNV.
10.3	Certificate of Designation for the Series G Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUREWELL INCORPORATED

Date: March 11, 2013	/s/ James R. Arabia James R. Arabia Chief Executive Officer